EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TOMI Environmental Solutions, Inc. Reports First Quarter 2026 Financial Results and Announces Transformative Letter of Intent to Merge with Carbonium Core, Inc.

Frederick, MD – May 8, 2026 – TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ), a global provider of disinfection and decontamination essentials through its premier Binary Ionization Technology® (BIT™) platform, today announced financial results for the three months ended March 31, 2026, and provided an update on strategic initiatives. Most significantly, the Company recently announced a non-binding letter of intent to merge with Carbonium Core, Inc., a U.S.-based producer of nuclear-grade graphite for advanced reactor technologies and AI data center infrastructure, representing a transformative new chapter for TOMI.

Landmark Post-Quarter Development: Letter of Intent with Carbonium Core, Inc.

On April 30, 2026, the Company executed a non-binding letter of intent (the “LOI”) to merge with Carbonium Core, Inc. (“Carbonium Core”), a U.S.-based producer of nuclear-grade graphite for advanced reactor technologies. Carbonium Core will become a wholly owned subsidiary of TOMI upon closing of the proposed transaction (the “Proposed Transaction”).

•	Enterprise Valuation: The enterprise valuation of Carbonium Core implied by the LOI is $120 million, subject to further due diligence.

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Consideration: In exchange for TOMI acquiring all issued and outstanding shares of Carbonium Core, Carbonium Core stockholders would receive (i) shares of TOMI common stock equal to 19.99% of the Company’s outstanding shares immediately prior to the merger, and (ii) shares of a newly created series of preferred stock convertible into TOMI common stock upon stockholder approval.

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Strategic Rationale: The Proposed Transaction is intended to diversify TOMI’s business by combining a domestic platform in advanced graphite and lithium materials with the Company’s existing SteraMist® disinfection and decontamination business, including applications for autonomous vehicles (Robotaxis) and battery-operated aerial drones. Carbonium Core’s vertically integrated U.S. production model, including its exclusive purification technology developed in collaboration with Oak Ridge National Laboratory, targets a defensible position in a market dominated by foreign supply.

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Market Opportunity: Nuclear-grade graphite is a specialty sub-segment of the global graphite market estimated at approximately $13 - $15 billion in 2026, with synthetic graphite, the most directly relevant category, estimated at approximately $8 - $9 billion. U.S. FEOC rules and federal support for advanced nuclear are accelerating demand for non-Chinese-origin graphite.

•	Timeline: Definitive agreements are expected to be signed on or before May 30, 2026, subject to due diligence and stockholder approval, with a 45-day exclusivity period in place.

The LOI is non-binding, and the Proposed Transaction is subject to execution of definitive agreements, completion of due diligence, and customary closing conditions including stockholder approval. There can be no assurance that the Proposed Transaction will be consummated on the terms described or at all.

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First Quarter 2026 Highlights:

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Revenue Growth: Revenue of $1,654,000 for Q1 2026 represents a 5% increase versus Q1 2025 and a 67% sequential increase over Q4 2025, driven by strong equipment and Custom Engineered System (CES) sales.

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Applicator Sales Surge: Q1 2026 applicator sales exceeded total full-year 2025 applicator sales, representing a 139% year-over-year increase, reflecting growing adoption of our razor/blade consumable model and the expanding customer install base.

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BIT™ Solution Momentum: BIT Solution sales grew 21% from 2024 to 2025 and are tracking above 2025 levels in Q1 2026, supporting the Company’s recurring revenue strategy and long-term profitability objectives.

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Disciplined Cost Management: Total operating expenses declined 15% to $1,458,000 versus $1,706,000 in Q1 2025, reflecting disciplined cost reduction across general and administrative, selling, professional fees, and consulting expenses, while the Company preserved its commercial and technical capacity.

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Improved Operating Cash Flow: Net cash provided by operating activities was $296,000 for Q1 2026, a $572,000 improvement over Q1 2025, reflecting improved working capital management and growth in deferred revenue from customer deposits.

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Growing Integration Pipeline: Sales order backlog was $1.7 million as of March 31, 2026. Our integrated project pipeline, encompassing SIS, Hybrid, and CES projects, grew to approximately $4.3 million across 13 customers, up from approximately $3.0 million at year-end 2025.

Financial Results for the three months ended March 31, 2026, compared to March 31, 2025

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Sales, net was $1,654,000 compared to $1,577,000 for the three months ended March 31, 2026 and 2025, respectively, a 5% increase. Product revenue increased $311,000 (31%), driven by higher equipment and CES-related sales. Service revenue decreased $234,000 (41%), reflecting the timing of decontamination project completions and service engagements in the period.

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Gross profit was $832,000, or approximately 50% of revenue, for Q1 2026, compared to $952,000, or approximately 60% of revenue, for Q1 2025. The decrease in gross margin reflects strategic price discounts to drive equipment adoption and an unfavorable product mix shift toward lower-margin equipment sales. Management views these factors as temporary, as growth in recurring high-margin BIT Solution consumable and Applicator sales is expected to support margin recovery in future periods.

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Total operating expenses were $1,458,000 for Q1 2026, a reduction of $248,000 or 15% compared to $1,706,000 in Q1 2025, reflecting lower general and administrative, selling, professional, and consulting costs.

•	Loss from operations was ($626,000) for Q1 2026, an improvement of $128,000 compared to ($754,000) for Q1 2025.

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Net loss was ($811,000) or ($0.04) per basic and diluted share for Q1 2026, compared to net loss of ($256,000) or ($0.01) per basic and diluted share for Q1 2025. Q1 2025 net loss included a non-recurring Employee Retention Credit of $535,000 and related interest of $83,000. Excluding these one-time items, Q1 2025 adjusted net loss would have been approximately ($874,000), demonstrating meaningful year-over-year operating improvement in Q1 2026.

•	Sales order backlog was $1.7 million as of March 31, 2026, providing strong visibility into near-term revenue conversion.

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Recent Business Highlights:

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On January 6, 2026, a private East Coast research university purchased and installed a SteraMist Hybrid System for repeatable, high-level decontamination of reusable medical equipment, representing the second SteraMist Hybrid sale within the Company’s automated installation pipeline.

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On January 20, 2026, the Company sold a Custom Engineered System in the United Kingdom to an international pharmaceutical manufacturer, integrated into Total Clean Air’s modular cleanroom platform, marking the first deployment of SteraMist iHP technology within TCA’s modular architecture.

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On February 23, 2026, the UK Health and Safety Executive granted official regulatory authorization for the Company’s BIT Solution and SteraMist iHP products as biocidal products for use in Great Britain and Northern Ireland.

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On March 3, 2026, the Company entered into a strategic partnership with Total Clean Air, establishing TCA as its Preferred European Partner for SteraMist iHP technology across the United Kingdom and European Union.

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On March 16, 2026, the Company announced expanded Canadian operations, with its Canadian distribution partner increasing equipment inventory to support direct-to-customer sales across the provinces following strategic placements at leading Canadian health research organizations and hospital systems.

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On March 18, 2026, the Company announced its expansion into the food safety sector, citing a case study in which SteraMist iHP technology delivered a reduction of up to 95% in sanitation testing costs for a food manufacturer.

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On March 24, 2026, a major Mexican dairy manufacturer engaged ongoing SteraMist iHP services for facility sanitation through distributor DisinfectCare, extending the Company’s international service footprint.

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On March 25, 2026, the Company received biocidal product authorization from the Dutch regulatory authority (ctgb), marking TOMI’s first product approval within a European Union member state and supporting a streamlined mutual recognition pathway in other EU member states.

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On April 30, 2026, the Company signed a Letter of Intent to merge with Carbonium Core, Inc., a U.S.-based producer of nuclear-grade graphite for advanced reactor technologies, with an implied enterprise valuation of $120 million. See “Landmark Post-Quarter Development” above for further details.

Executive Commentary

Dr. Halden Shane, CEO of TOMI Environmental Solutions commented, “The first quarter of 2026 was a strong start to the year. Revenue grew 5% year-over-year, applicator sales surged 139%, and we cut operating expenses by 15%, all while expanding our regulatory footprint across the EU and UK, growing our integration pipeline to $4.3 million, and winning a $440,000 annual service contract with a leading global medtech company.

“Most importantly, on April 30, 2026, we signed a Letter of Intent to merge with Carbonium Core, Inc. This is a transformative step for TOMI. Carbonium Core brings a vertically integrated U.S. production platform for nuclear-grade graphite, a critical strategic material at the nexus of advanced nuclear energy and AI data center demand, with technology developed in collaboration with Oak Ridge National Laboratory. With an implied enterprise valuation of $120 million and a 45-day exclusivity period in place, we are moving forward with focused urgency toward a definitive agreement by May 30, 2026. This transaction has the potential to create substantial long-term value for our shareholders while preserving and growing our SteraMist® franchise. I look forward to updating our shareholders as this process advances.”

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Looking Ahead

TOMI enters the second quarter of 2026 with strong commercial momentum, an expanding recurring revenue base, and a transformative strategic transaction under way. The Company is focused on delivering long-term shareholder value through both its SteraMist® core business and the Proposed Transaction with Carbonium Core.

The Company is executing a focused strategy to:

•	Advance the Proposed Transaction with Carbonium Core, Inc. toward definitive agreements and closing, subject to due diligence, regulatory, and stockholder approvals

•	Drive year-over-year recurring revenue growth through increased BIT™ Solution sales, open order policies, and expanded iHP Corporate Service contracts

•	Convert the $4.3 million integration pipeline across 13 active SIS, Hybrid, and CES projects into recognized revenue

•	Continue to grow our international presence through Total Clean Air in the UK and EU, our Canadian distribution partner, and targeted marketing across global regulated markets

•	Leverage EU and UK regulatory authorizations to pursue further market approvals and accelerate European commercial development

•	Pursue additional government, institutional, and life sciences partnerships, including in the compounding pharmacy, food safety, and agricultural biosecurity sectors

Conference Call Information

TOMI will hold a conference call to discuss First Quarter 2026 results at 4:30 p.m. ET today, May 8, 2026.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time and provide participant access code 776342, or request the "TOMI Environmental Solutions first quarter earnings call." International callers please dial (973) 528-0011. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link:

https://www.webcaster5.com/Webcast/Page/2262/54004.

A replay of the teleconference will be available until May 15, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 54004. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ: TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

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TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements regarding the proposed merger with Carbonium Core, Inc., including the likelihood, timing, structure, and valuation of the Proposed Transaction and expected benefit to TOMI; our strategies to grow revenue and expand business development; our expectation with respect to the remainder of 2026, including schedule of delivery, realization of revenue from backlog and pipeline conversion; our ability to generate leads and referrals for sales; the expectation to capture new markets; our ability to improve financial performance; and the statements under the section entitled “Looking Ahead.” The LOI with Carbonium Core is non-binding and there can be no assurance that a definitive agreement will be executed or that the Proposed Transaction will be consummated on the terms described or at all. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to acquire new customers and expand sales; our ability to maintain and manage growth and generate sales; our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by us with the SEC, and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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The following represents our condensed consolidated balance sheets and statement of operations from our Quarterly Report on Form 10-Q for the three months ended March 31, 2026:

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	As of March 31,	As of December 31,
Current assets:	2026	2025
	(Unaudited)
Cash and cash equivalents	$280,429	$87,775
Accounts receivable, net	761,789	689,153
Inventories, net	2,917,204	2,926,427
Vendor deposits	247,476	161,597
Prepaid expenses	385,216	322,114
Total current assets	4,592,114	4,187,066

Property and equipment, net	565,014	614,311

Other assets:
Intangible assets, net (Note 6)	1,343,122	1,351,164
Operating lease – right of use asset	301,361	322,089
Other assets	660,609	559,671
Total other assets	2,305,092	2,232,924
Total assets	$7,462,220	$7,034,301

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,096,806	$1,480,189
Accrued expenses and other current liabilities	1,236,938	860,703
Deferred revenue	601,130	424,032
Sale of future receipts, net of discount of $59,868 and $113,191 at March 31, 2026 and December 31, 2025, respectively	115,857	254,234
Current portion of long-term operating lease	147,493	143,672
Total current liabilities	4,198,224	3,162,830

Long-term liabilities:
Long-term operating lease, net of current portion	332,747	370,591
Convertible notes payable, net of discount of $204,301 and $222,624 at March 31, 2026 and December 31, 2025, respectively	2,930,699	2,912,376
Total long-term liabilities	3,263,446	3,282,967
Total liabilities	7,461,670	6,445,797

Commitments and contingencies	-	-

Shareholders’ equity:
Cumulative convertible Series A preferred stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	638	638
Cumulative convertible Series B preferred stock; $1,000 stated value; 7.5% cumulative dividend; 4,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025, respectively	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 20,696,686 and 20,277,205 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	206,967	202,772
Additional paid-in capital	58,655,576	58,437,080
Accumulated deficit	(58,862,631)	(58,051,986)
Total shareholders’ equity	550	588,504
Total liabilities and shareholders' equity	$7,462,220	$7,034,301

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended March 31,
	2026	2025

Sales, net	$1,654,227	$1,576,558
Cost of sales	822,451	624,813
Gross profit	831,776	951,745

Operating expenses:
Professional fees	181,970	219,316
Depreciation and amortization	52,868	68,542
Selling expenses	197,302	246,406
Research and development	56,820	44,580
Consulting fees	65,089	87,488
General and administrative	903,992	1,039,878
Total operating expenses	1,458,041	1,706,210
Loss from operations	(626,265)	(754,465)

Other income (expense):
Other income	-	534,912
Interest income	30	82,890
Interest expense	(184,410)	(118,930)
Total other income (expense)	(184,380)	498,872

Loss before income taxes	(810,645)	(255,593)
Provision for income taxes	-	-
Net loss	$(810,645)	$(255,593)

Net loss per common share:
Basic	$(0.04)	$(0.01)
Diluted	$(0.04)	$(0.01)

Basic weighted average common shares outstanding	20,421,539	20,015,205
Diluted weighted average common shares outstanding	20,421,539	20,015,205

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